CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 17, 2006, in the Registration Statement on Form S-1 and related Prospectus of Wintegra, Inc. dated February 17, 2006.

/s/ Kost Forer, Gabbay & Kaisierer
Tel Aviv, Israel February 17, 2006	KOST FORER, GABBAY & KAISIERER A Member of Ernst & Young Global